Exhibit 99

Psychiatric Solutions Reports a 27% Increase in Fourth Quarter Earnings to $0.42 per Diluted Share

Raises 2008 Earnings Guidance $0.10 Per Share on Lower Borrowing Costs

FRANKLIN, Tenn.--(BUSINESS WIRE)--Psychiatric Solutions, Inc. (“PSI”) (NASDAQ: PSYS) today announced financial results for the fourth quarter and year ended December 31, 2007. For the quarter, revenue increased 44.1% to a record $403.4 million compared to the fourth quarter of 2006. Income from continuing operations increased 27.3% to $0.42 per diluted share from the fourth quarter of 2006.

Revenue for the year ended December 31, 2007 grew 44.9% to $1.482 billion from the full year 2006. Adjusted income from continuing operations grew 29.6% to $1.49 per diluted share for 2007, which excludes a second quarter after tax loss on refinancing of debt of $0.09 per diluted share. Income from continuing operations was $1.40 per diluted share for 2007 including the loss on refinancing of debt in the second quarter.

Consolidated adjusted EBITDA grew 49.1% to a record $72.3 million, or 17.9% of revenue, for the fourth quarter of 2007 compared to the fourth quarter of 2006. For the full year, consolidated adjusted EBITDA expanded 47.7% to $256.0 million, or 17.3% of revenue. A reconciliation of all GAAP and non-GAAP financial results in this release can be found on pages 7 and 8.

Same-facility revenue increased 5.3% for the latest quarter compared with the fourth quarter of 2006, driven primarily by a 4.6% increase in revenue per patient day and a 0.6% increase in patient days. For the full year, same-facility revenue increased 6.5% resulting from growth in revenue per patient day of 5.0% and growth in patient days of 1.4%.

Same-facility EBITDA margin expanded 200 basis points to 22.2% for the fourth quarter of 2007. Fourth quarter EBITDA margin for all facilities increased 70 basis points to 20.8%. Full year same-facility EBITDA margin increased 150 basis points to 21.5% and total facility EBITDA margin was 20.1%, an increase of 30 basis points compared to 2006.

“PSI continued to produce outstanding profitable growth for the fourth quarter and full year 2007,” remarked Joey Jacobs, Chairman, President and Chief Executive Officer of PSI. “Demand for high quality inpatient psychiatric care continues to expand in this capacity constrained and very fragmented industry. We are well positioned to achieve further significant profitable growth for 2008 and beyond through organic growth initiatives and acquisitions.

“We are targeting 7% to 9% same-facility revenue growth for 2008 once again. Work is already underway to add nearly 600 beds in existing and new facilities by the end of 2008, double our normal targeted pace of expansion, allowing us to treat patients that we do not have the capacity to treat today.

“We are highly confident that we will be able to acquire at least six inpatient facilities during 2008. The pipeline of potential acquisition opportunities remains strong, enhancing our ability to continue to build a platform for future growth.”

PSI is increasing its 2008 earnings guidance range by $0.10 per diluted share to $1.93 to $1.97 to reflect the benefit of lower interest rates. As a result, growth in 2008 earnings per diluted share is expected to be 30% to 32% compared to 2007. In addition, PSI established its guidance for earnings from continuing operations for the first quarter of 2008 in a range of $0.42 to $0.43 per diluted share. The Company’s guidance does not include the impact from any future acquisitions.

PSI will hold a conference call to discuss fourth quarter and full year 2007 financial results at 10:00 a.m. Eastern time on Thursday, February 21, 2008. A live webcast of the conference call will be available at www.psysolutions.com in the “Investors” section of the site or at www.earnings.com. The webcast will be available through the end of business on March 6, 2008.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) PSI’s ability to successfully integrate recently acquired operations; (2) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional inpatient facilities on favorable terms; (3) the ability of PSI to improve the operations of acquired inpatient facilities; (4) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, decreases in reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; and (7) PSI’s ability to comply with applicable licensure and accreditation requirements. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with approximately 10,000 beds in 31 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except for per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Revenue	$ 403,367	$ 279,894	$ 1,481,952	$ 1,022,428

Salaries, wages and employee benefits (including share-based compensation of $4,098, $2,086, $16,104 and $12,535 for the respective three and twelve month periods in 2007 and 2006)

	225,508	156,747	824,645	577,237
Professional fees	40,892	26,289	147,521	97,116
Supplies	22,499	16,220	82,244	58,986
Rentals and leases	5,938	3,756	21,329	13,662
Other operating expenses	33,737	24,709	138,763	95,137
Provision for doubtful accounts	6,596	5,774	27,554	19,530
Depreciation and amortization	9,043	5,730	31,080	20,475
Interest expense	21,431	11,770	75,100	40,307
Loss on refinancing long-term debt	-	-	8,179	-
	365,644	250,995	1,356,415	922,450
Income from continuing operations before income taxes
	37,723	28,899	125,537	99,978
Provision for income taxes	14,322	10,744	47,779	37,754
Income from continuing operations	23,401	18,155	77,758	62,224
Loss from discontinued operations, net of income tax benefit of $72, $363, $872 and $971 for the respective three and twelve month periods in 2007 and 2006

	(250)	(600)	(1,550)	(1,592)
Net income	$ 23,151	$ 17,555	$ 76,208	$ 60,632

Basic earnings per share:
Income from continuing operations	$ 0.43	$ 0.34	$ 1.43	$ 1.18
Loss from discontinued operations, net of taxes	(0.01)	(0.01)	(0.03)	(0.03)
Net income	$ 0.42	$ 0.33	$ 1.40	$ 1.15

Diluted earnings per share:
Income from continuing operations	$ 0.42	$ 0.33	$ 1.40	$ 1.15
Loss from discontinued operations, net of taxes	-	(0.01)	(0.03)	(0.03)
Net income	$ 0.42	$ 0.32	$ 1.37	$ 1.12

Shares used in computing per share amounts:
Basic	54,823	53,259	54,258	52,953
Diluted	55,743	54,440	55,447	54,169

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$ 39,975	$ 18,572
Accounts receivable, less allowance for doubtful accounts of $35,587 and $18,672, respectively
	233,945	179,050
Prepaids and other	66,159	45,364
Total current assets	340,079	242,986
Property and equipment, net of accumulated depreciation	694,018	539,758
Cost in excess of net assets acquired	1,073,583	760,268
Other assets	71,843	37,910
Total assets	$ 2,179,523	$ 1,580,922

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 31,394	$ 25,222
Salaries and benefits payable	82,899	66,236
Other accrued liabilities	61,939	45,855
Current portion of long-term debt	6,016	2,386
Total current liabilities	182,248	139,699
Long-term debt, less current portion	1,166,008	740,921
Deferred tax liability	49,131	44,924
Other liabilities	23,235	27,599
Total liabilities	1,420,622	953,143
Minority interest	4,159	-
Total stockholders' equity	754,742	627,779
Total liabilities and stockholders' equity	$ 2,179,523	$ 1,580,922

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2007	2006

Operating activities:
Net income	$ 76,208	$ 60,632
Adjustments to reconcile net income to net cash provided by continuing operating activities:

Depreciation and amortization	31,080	20,475
Share-based compensation	16,104	12,535
Amortization of loan costs	2,151	1,672
Loss on refinancing long-term debt	8,179	-
Change in income tax assets and liabilities	8,639	35,322
Loss from discontinued operations, net of taxes	1,550	1,592
Changes in operating assets and liabilities, net of effect of acquisitions:

Accounts receivable	(10,725)	(11,636)
Prepaids and other current assets	4,175	(8,712)
Accounts payable	(7,560)	240
Salaries and benefits payable	2,185	5,584
Accrued liabilities and other liabilities	(6,319)	5,839
Net cash provided by continuing operating activities	125,667	123,543
Net cash (used in) provided by discontinued operating activities	(193)	195
Net cash provided by operating activities	125,474	123,738

Investing activities:
Cash paid for acquisitions, net of cash acquired	(462,820)	(385,078)
Capital purchases of leasehold improvements, equipment and software
	(73,222)	(33,816)
Other assets	(2,451)	(594)
Net cash used in continuing investing activities	(538,493)	(419,488)
Net cash provided by discontinued investing activities	1,909	-
Net cash used in investing activities	(536,584)	(419,488)

Financing activities:
Net (decrease) increase in revolving credit facility	$ (21,000)	$ 101,000
Borrowings on long-term debt	481,875	150,000
Principal payments on long-term debt	(41,281)	(465)
Payment of loan and issuance costs	(6,661)	(1,576)
Refinancing of long-term debt	(7,127)	-
Excess tax benefits from share-based payment arrangements	9,428	4,354
Proceeds from exercises of common stock options	17,279	6,309
Net cash provided by financing activities	432,513	259,622
Net increase (decrease) in cash	21,403	(36,128)
Cash and cash equivalents at beginning of the period	18,572	54,700
Cash and cash equivalents at end of the period	$ 39,975	$ 18,572

Effect of Acquisitions:
Assets acquired, net of cash acquired	$ 518,348	$ 432,533
Liabilities assumed	(37,826)	(32,819)
Common stock issued	(9,000)	(4,277)
Long-term debt assumed	(8,702)	(10,359)
Cash paid for acquisitions, net of cash acquired	$ 462,820	$ 385,078

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
(Unaudited, in thousands except for per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Net income	$ 23,151	$ 17,555	$ 76,208	$ 60,632
Plus reconciling items:
Discontinued operations, net of taxes	250	600	1,550	1,592
Provision for income taxes	14,322	10,744	47,779	37,754
Income from continuing operations before income taxes
	37,723	28,899	125,537	99,978
Loss on refinancing long-term debt	-	-	8,179	-
Adjusted income from continuing operations before income taxes
	37,723	28,899	133,716	99,978
Adjusted provision for income taxes	14,322	10,744	50,892	37,754
Adjusted income from continuing operations	$ 23,401	$ 18,155	$ 82,824	$ 62,224

Income from continuing operations per diluted share
	$ 0.42	$ 0.33	$ 1.40	$ 1.15
Adjusted income from continuing operations per diluted share
	$ 0.42	$ 0.33	$ 1.49	$ 1.15

Diluted shares used in computing per share amounts	55,743	54,440	55,447	54,169

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Income from continuing operations	$ 23,401	$ 18,155	$ 77,758	$ 62,224
Provision for income taxes	14,322	10,744	47,779	37,754
Interest expense	21,431	11,770	75,100	40,307
Depreciation and amortization	9,043	5,730	31,080	20,475
EBITDA(a)	68,197	46,399	231,717	160,760
Other expenses:
Share-based compensation	4,098	2,086	16,104	12,535
Loss on refinancing long-term debt	-	-	8,179	-
Adjusted EBITDA(a)	$ 72,295	$ 48,485	$ 256,000	$ 173,295

(a) EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation and amortization.  Adjusted EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, share-based compensation and other items included in the caption above labeled “Other expenses.” These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI’s management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI’s overall performance and to compare PSI’s current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
OPERATING STATISTICS - OWNED FACILITIES
(Unaudited)
(Revenue in thousands)

	Three Months Ended December 31,		%
	2007	2006	Change
Same-facility results:
Revenue	$ 276,474	$ 262,514	5.3%
Admissions	27,649	27,236	1.5%
Patient days	504,364	501,181	0.6%
Average length of stay(a)	18.2	18.4	-1.1%
Revenue per patient day(b)	$ 548	$ 524	4.6%
EBITDA margin	22.2%	20.2%	200 bps

Total facility results:
Revenue	$ 361,385	$ 266,929	35.4%
Admissions	36,916	27,668	33.4%
Patient days	657,562	510,672	28.8%
Average length of stay(a)	17.8	18.5	-3.8%
Revenue per patient day(b)	$ 550	$ 523	5.2%
EBITDA margin	20.8%	20.1%	70 bps

	Year Ended December 31,		%
	2007	2006	Change
Same-facility results:
Revenue	$ 1,017,840	$ 955,849	6.5%
Admissions	108,302	105,900	2.3%
Patient days	1,871,557	1,846,189	1.4%
Average length of stay(a)	17.3	17.4	-0.6%
Revenue per patient day(b)	$ 544	$ 518	5.0%
EBITDA margin	21.5%	20.0%	150 bps

Total facility results:
Revenue	$ 1,357,827	$ 976,324	39.1%
Admissions	141,331	107,903	31.0%
Patient days	2,471,835	1,891,685	30.7%
Average length of stay(a)	17.5	17.5	0.0%
Revenue per patient day(b)	$ 549	$ 516	6.4%
EBITDA margin	20.1%	19.8%	30 bps

(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenue divided by patient days.

CONTACT:
Psychiatric Solutions, Inc.
Brent Turner
Executive Vice President, Finance and Administration
615-312-5700